Exhibit B


                    AGREEMENT dated as of the 11th day of June, 1997 by and among Paul Mendez ("PM") and Carol Mendez (collectively, the "Mendez Group"), Naomi Barotz, Nathan Barotz, Celia Barotz and LAM INVESTMENT CO. (successor in interest to PANDA CAPITAL CORP.) (collectively, the "Barotz Group"), Orhan Sadik-Khan, Dr. Ildar Idris, Karim Sadik-Khan, Janette Sadik-Khan, Karen Sadik-Khan, Jan Sadik-Khan, Kadria Sadik-Khan and the Sadik-Khan Family Trust (collectively, the "Sadik-Khan Group").

                    WHEREAS, certain of the parties hereto are parties to agreements dated November 14, 1991 (the "Partnership Agreement") and December 21, 1992 (the "1992 Voting Agreement") (collectively, the "Prior Agreements") relating among other things to the formation of Firecom Holdings, L.P. ("Firecom Holdings"), and voting agreements and transfer restrictions with respect to the common stock of Firecom, Inc., a New York corporation ("Firecom"), owned by such parties;

                    WHEREAS, the Mendez Group has proposed to the Board of Directors of Firecom the following (the "Proposed Transactions"), to occur concurrently: (i) payment by Firecom of accrued dividends on Firecom's preferred stock held by Firecom Holdings,
          (ii) exercise by Firecom Holdings of the Firecom common stock purchase warrant expiring 7/31/97 to the extent of 371250 shares of Common Stock at the exercise price of $437,500, to be paid by application of $445,500 of the preferred stock dividend; and
          (iii) conversion of all outstanding shares of Firecom Preferred Stock held by Firecom Holdings ($1,437,000 in liquidation value) into shares of common stock at a conversion price of $1.00 per share of common stock (or such different price as may be negotiated by Paul Mendez with the Board of Directors of Firecom);

                    WHEREAS, effective upon the consummation of the Proposed Transactions, the parties wish to join into a voting agreement, as contemplated by Section 620 of the New York Business Corporation Law, with respect to the shares of Firecom common stock currently owned by them as well as those shares to be acquired by them (directly or through Firecom Holdings) in connection with the Proposed Transactions to replace the 1992 Voting Agreement;

                    NOW, THEREFORE, the parties agree as follows:

                    (1)  Effectiveness.  This Agreement shall be effective
                         -------------
          upon the consummation of the Proposed Transactions (the
          "Effective Date"). If the Proposed Transactions are not consummated prior to September 30, 1997, this Agreement shall terminate.

                    (2)  Liquidation and Dissolution of Firecom Holdings.
                         -----------------------------------------------
          Upon the consummation of the Proposed Transactions Firecom Holdings will be liquidated and dissolved, and its assets distributed in accordance with the Partnership Agreement.

                    (3)  Termination of 1992 Voting Agreement.  Upon the
                         ------------------------------------
          effectiveness of this Agreement, the 1992 Voting Agreement shall terminate (including, without limitation, its provisions regarding restrictions on transfer of shares).

                    (4)  New Voting Agreement.  Upon the effectiveness of
                         --------------------
          this Agreement, the following voting agreement shall take effect:

                         a. The parties hereto shall vote all shares of Firecom held by them from time to time in favor of an amendment to the Certificate of Incorporation of Firecom, in the form such may be approved by the Board of Directors of Firecom and submitted to the shareholders of Firecom for approval, to authorize the reclassification of Firecom common stock into two classes, one with limited rights of transfer and superior voting rights to the second class and freely convertible into the second class and a second freely transferable class, a split of each share of common stock into one share of each new class, and, to the extent deemed necessary by the Board of Directors, to increase the number of authorized shares to effect this recapitalization.

                         b. All shares of voting stock of Firecom held from time to time by parties hereto (or their heirs, distributees or beneficiaries, or affiliates or trusts to which they may assign such shares) shall be voted in favor of (i) Orhan I. Sadik-Khan (or his designee or in the event of his death or disability of Mr. Sadik-Khan another person designated by the Sadik-Khan Group) so long as the Sadik-Khan Group continues to hold not less than 5% of the voting power of Firecom, (ii) Peter
          S. Barotz (or his designee or in the event of the death or disability of Mr. Barotz another person designated by the Barotz Group) so long as the Barotz Group continues to hold not less than 5% of the voting power of Firecom, and (iii) Paul Mendez and three persons designated by Mr. Mendez (in the event of Mr. Mendez' death or disability Carol Mendez and three persons designated by her or in the event of her death or disability four persons designated by Jonathan Mendez and Caryn Mendez) for so long as the Mendez Group holds at least 10% of the voting power of Firecom.

                         c. This voting agreement shall not be deemed to restrict the sale of any shares of Firecom held by any party.

                         d. The parties hereto hereby grant a proxy to Paul Mendez to vote all shares of Firecom stock owned by them in accordance with the terms of this agreement.

                         e. This voting agreement shall expire ten (10) years after the date hereof.

                    (5)  Miscellaneous.
                         -------------

                         a. The Parties hereto agree that legal remedies for a breach of this Agreement will be inadequate and that this Agreement may be enforced by injunctive or other equitable relief. Such equitable remedies and all other remedies provided for in this Agreement shall be cumulative and in addition to any other remedies which any party hereto may have under applicable law, equity, this Agreement or otherwise.

                         b. All notices provided for this Agreement shall be effective only if, and deemed given when, in writing and delivered by personal service or deposited in the United States mail and sent, postage prepaid, by registered or certified mail, return receipt requested, addressed to the appropriate party at this or her address set forth below his or her signature to this Agreement, or to such other address as such party shall have designated by notice similarly given.

                         c.   This Agreement contains the entire
          understanding of the parties hereto with regard to the subject matter hereof, and may not be amended or modified, nor may any of its provisions be waived except by a writing executed by all the Shareholders or, in the case of a waiver, by each party waiving compliance.

                         d. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the heirs, legal representatives and successors of the parties, but may not be assigned by any party except as specifically set forth herein.

                         e. This Agreement shall be governed by, and construed under an in accordance with, the laws of the State of New York without giving effect to the conflict of laws principles of said State and irrespective of the place of business, residence or domicile of the parties to this Agreement.

                         f. The headings contained in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of the Agreement.

                         g. This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                             /s/ Paul Mendez
                                             ------------------------------
                                             Paul Mendez
                                             13 Coventry Road
                                             Livingston, NJ 07039


                                             /s/ Carol Mendez
                                             ------------------------------
                                             Carol Mendez
                                             13 Coventry Road
                                             Livingston, NJ 07039


                                             LAM INVESTMENTS CO.


                                             By:/s/ Nathan Barotz
                                                ---------------------------
                                             116 Overlook Road
                                             New Rochelle, New York 10804


                                             /s/ Naomi Pollack
                                             ------------------------------
                                             Naomi Pollack
                                             116 Overlook Road
                                             New Rochelle, New York 10804


                                             /s/ Nathan Barotz
                                             ------------------------------
                                             Nathan Barotz
                                             116 Overlook Road
                                             New Rochelle, New York 10804


                                             /s/ Celia Barotz
                                             ------------------------------
                                             Celia Barotz
                                             116 Overlook Road
                                             New Rochelle, New York 10804


                                             /s/ Orhan Sadik-Khan
                                             ------------------------------
                                             Orhan Sadik-Khan
                                             41 Binney Lane
                                             Old Greenwich, Connecticut
                                                            06870


                                             /s/ Ildar Idris
                                             ------------------------------
                                             Dr. Ildar Idris
                                             41 Binney Lane
                                             Old Greenwich, Connecticut
                                                            06870


                                             /s/ Karim Sadik-Khan
                                             ------------------------------
                                             Karim Sadik-Khan
                                             41 Binney Lane
                                             Old Greenwich, Connecticut
                                                            06870


                                             /s/ Janette Sadik-Khan
                                             ------------------------------
                                             Janette Sadik-Khan
                                             41 Binney Lane
                                             Old Greenwich, Connecticut
                                                            06870


                                             /s/ Karen Sadik-Khan
                                             ------------------------------
                                             Karen Sadik-Khan
                                             41 Binney Lane
                                             Old Greenwich, Connecticut
                                                            06870


                                             /s/ Jan Sadik-Khan
                                             ------------------------------
                                             Jan Sadik-Khan
                                             41 Binney Lane
                                             Old Greenwich, Connecticut
                                                            06870


                                             /s/ Kadria Sadik-Khan
                                             ------------------------------
                                             Kadria Sadik-Khan
                                             41 Binney Lane
                                             Old Greenwich, Connecticut
                                                            06870


                                             SADIK-KHAN FAMILY TRUST


                                             By:/s/ Frank J. Gilbride
                                                ---------------------------
                                             Frank J. Gilbride, Trustee
                                             41 Binney Lane
                                             Old Greenwich, Connecticut
                                                            06870


                                         END